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                                                                    Exhibit 99.2



               [CREDIT SUISSE FIRST BOSTON CORPORATION LETTERHEAD]



Board of Directors
CMI Corporation
I-40 & Morgan Street
Oklahoma City, OK  73128

Members of the Board of Directors:

We hereby consent to the inclusion of (i) our opinion letter, dated June 27, 2001, to the Board of Directors of CMI Corporation (the "Company") as Annex C to the Proxy Statement/Prospectus included in this Registration Statement on Form S-4 of Terex Corporation (the "Registration Statement") relating to the proposed transaction involving the Company and Terex Corporation and (ii) references made to our firm and such opinion in the Proxy Statement/Prospectus included in this Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


CREDIT SUISSE FIRST BOSTON CORPORATION

July 27, 2001